N / E / W / S R / E / L / E / A / S / E

May 21, 2025

FOR IMMEDIATE RELEASE
For more information, contact:
Nicole M. Weaver, First Vice President and Director of Corporate Administration
765-521-7619
http://www.firstmerchants.com

SOURCE: First Merchants Corporation (NASDAQ: FRME), Muncie, Indiana

FIRST MERCHANTS CORPORATION ANNOUNCES CHANGED EX-DIVIDEND DATE FOR PREVIOUSLY ANNOUNCED DIVIDEND

First Merchants Corporation (Nasdaq: FRME) has amended the ex-dividend date for its recently declared cash dividend of $0.36 from June 5, 2025, to June 6, 2025. The payment date for the quarterly dividend will remain as June 20, 2025, as previously announced on May 16, 2025.

About First Merchants Corporation:

First Merchants Corporation is a financial holding company headquartered in Muncie, Indiana. The Corporation has one full-service bank charter, First Merchants Bank. The Bank also operates as First Merchants Private Wealth Advisors (as a division of First Merchants Bank).

First Merchants Corporation’s common stock is traded on the NASDAQ Global Select Market System under the symbol FRME. Quotations are carried in daily newspapers and can be found on the company’s Internet web page (http://www.firstmerchants.com).

FIRST MERCHANTS and the Shield Logo are federally registered trademarks of First Merchants Corporation.

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